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                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU
                        Room 308, NORTH OFFICE BUILDING
                         HARRISBURG, PENNSYLVANIA 17120


                                APRIL 04, 1990


DICESARE-ENGLER, INC.


     THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.


                                                      ENTITY NUMBER: 0801966
                                                      MICROFILM NUMBER: 09015

                                                                      1390-1391




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                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU


1. Name of Corporation:   Cross Country Entertainment, Inc.

2. Location in Commonwealth:   4423 Bigelow Boulevard, Pittsburgh, PA 15213

3. Statute under which incorporated:   The business Corporation Law of the
                                       Commonwealth of Pennsylvania, as approved
                                       May 5, 1933, P.L. 364, as amended.

4. Date of incorporation:   July 2, 1984

5. Omitted

6. a. Outstanding shares:        1,000 shares
   b. Shares entitled to vote:   1,000 shares

7. a. Shares voted in favor of amendment:   1,000 shares

8. Amendment adopted:
        RESOLVED, that Paragraph 1 of the Articles of incorporation of Cross Country Entertainment, Inc., is hereby amended to read as follows:

             "The name of the corporation is DiCesare-Engler, Inc."


                                               Cross Country Entertainment, Inc.
----------------                               ---------------------------------
                                               (name of corporation)

Attest:                                        By: /s/ Patrick J. DiCesare
-------                                        ---------------------------------
                                                       Patrick J. DiCesare
/s/ Richard A. Engler                                  President
---------------------------------
Richard A. Engler
Secretary



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                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE


                          CERTIFICATE OF INCORPORATION

                   Office of the Secretary of the Commonwealth


         To all to Whom These Presents Shall Come, Greeting:

                  WHEREAS, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a "Certificate of Incorporation" evidencing the incorporation of an entity;

                  WHEREAS, The Stipulations and conditions of the Law have been fully complied with;

                        CROSS COUNTRY ENTERTAINMENT, INC.


                  THEREFORE, KNOW YE, That subject to the constitution of this Commonwealth, and under the authority of the laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

                  Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

                                                     Given under my Hand and the
                                                     Great Seal of the
                                                     Commonwealth, at the City
                                                     of Harrisburg, this ____
                                                     and day of _______ in the
                                                     year of our Lord one
                                                     thousand nine hundred and
                                                     eighty-four and of the
                                                     Commonwealth the two
                                                     hundred eighth.



                                                  /s/ William R. Davis
                                                  -----------------------------
                                                  Secretary of the Commonwealth


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1.       Cross Country Entertainment, Inc.

2.       Address:          4423 Bigelow Boulevard
                           Pittsburgh, PA 15213

3. Purpose of corporation:
                  To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended, under which Act this corporation is incorporated, and for these other purposes to have, possess and enjoy all the rights, benefits and privileges of said Act (???) Assembly.

4.       Term:    Perpetual

5.       Shares: 100,000 Shares Common Stock
         Par Value: $1.00 share

6. Name and address of incorporator:

                  Gregory T. Nichols                          1 Share Common
                  35 West Pittsburgh St.
                  Greensburg, PA 15601

                  ......Signed June 28, 1984



                                                     /s/ Gregory T. Nichols
                                                     --------------------------
                                                         Gregory T. Nichols



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